EX-99.B11(a)
          CONSENT OF KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL,
                           COUNSEL FOR THE REGISTRANT

                KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


FAX
(212) 715-8000

------

WRITER'S DIRECT NUMBER

(212) 715-9100

                                                              New York, New York
                                                              February 14, 1996


Guinness Flight Investment Funds, Inc.
201 South Lake Avenue
Suite 510
Pasadena, California  91101

                  Re:      Guinness Flight Investment Funds, Inc.
                           Registration Statement on Form N-1A
                           (ICA No. 811-8360; File No. 33-75340)

Gentlemen:

                  We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-1A.

                                     Very truly yours,


                                     /s/ Kramer, Levin, Naftalis, Nessen,
                                     Kamin & Frankel